Exhibit 10.3

Addendum No. 2

to Joint activity agreement «Consortium» (simple partnership)

No. 210-03-KKM dated 03.03.2008

Aktobe	11 November 2009

“Kyzyl Kain Mamyt” LLP, represented by Acting Director Akhmetov Daut Serikovich, acting on the basis of the Charter, on the one hand,

“GRK KOITAS” LLP, represented by General Director Tuleuov Darkhan Tanzharikovich, acting on the basis of the Charter, on the other hand,

“ASIA-INVEST” Corporation” LLP, represented by General Director Utegaliyev Bauyrzhan Bakytzhanovich, acting on the basis of the Charter, on the third hand,

jointly referred to as the “Participants”, and individually referred to as the “Participant”, have made the present Addendum to Joint activity agreement «Consortium» (simple partnership)No. 210-03-??? dated 03.03.2008 (the “Consortium Agreement”) as follows:

1.	Clause 3.3. of the text in the Consortium Agreement shall be read as follows:
“3.3.	The Participants contribute the following property as the initial down payment:

-    “Kyzyl Kain Mamyt” LLP contributes the cash deposit in the amount of 686 936 015 (six hundred eighty six million nine hundred thirty six thousand fifteen) Tenge, which is 50% of the participatory interest in the Consortium Agreement;

-    “GRK KOITAS” LLP contributes the cash deposit in the amount of 565 143 597 (five hundred sixty five million one hundred forty three thousand five hundred ninety seven) Tenge, which is 40% of the participatory interest in the Consortium Agreement

-    “ASIA-INVEST” Corporation” LLP contributes the cash deposit in the amount of 121 792 418 (one hundred twenty one million seven hundred ninety two thousand four hundred eighteen) Tenge, which is 10% of the participatory interest in the Consortium Agreement”

2.    In Clause 3.4. of the Consortium Agreement to replace the words “till 1 March 2009” with the words “till 1 March 2010”.

3.    The conditions of the Consortium Agreement not changed or supplemented by this Addendum remain unchanged.

4.    This Addendum is the integral part of the Consortium Agreement and is effective for its entire term.

5.	This Addendum is signed in three authentic copies, one copy for each Party.

6.      Signatures of the Participants:

“Kyzyl Kain Mamyt” LLP Akhmetov D.S. Acting Director ______________________	“GRK KOITAS” LLP Tuleuov D.T. General Director ______________________	“ASIA-INVEST” Corporation” LLP Utegaliyev B.B. General Director ______________________